Exhibit 16.1

 PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.comt

July 21, 2014

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549-7561

Re: Freebutton, Inc.

SEC File No. 000-54009

On June 6, 2014 our appointment as auditor for Freebutton, Inc. ceased. We have read Freebutton, Inc.’s statements included under Item 4.01 of its Form 8-K/A dated July 21, 2014 and agree with such statements, insofar as they apply to this firm.

Very truly yours,

/s/PLS CPA

PLS CPA, A Professional Corp.

San Diego, CA. 92111